MFS  SERIES   TRUST  X  ON  BEHALF  OF:  MFS
                                    International  ADR  Fund  (IAF)  MFS  Global
                                    Conservative    Equity    Fund   (GOF)   MFS
                                    International  Core  Equity  Fund  (ICF) MFS
                                    Global   Health   Sciences  Fund  (MGH)  MFS
                                    Government Mortgage Fund (MGM) MFS Strategic
                                    Value Fund (SVF) MFS  Emerging  Markets Debt
                                    Fund  (EMD) MFS  European  Equity  (MEQ) MFS
                                    High Yield Fund (MHT) MFS Income  Fund (MIY)
                                    MFS New Endeavor Fund (NEF)

         As of January 31, 2002, the following entities beneficially owning more than 25% of any one Series' voting securities, thereby becoming controlling entities of such Series, are those entities listed as follows:

Series                                Owner and Adress                %of shares
                                                                        owned
MFS International ADR Fund       Kathleen M. Dello Russo TTEE           51.73%
Class A Shares                   Kathleen M. Dello Russo Family
                                 Trust U/A DTD 9/18/98
                                 14 Longmeadow Drive
                                 Westwood, MA 02090-1079

MFS Emerging Markets Debt Fund   MFS Heritage Trust Co. Trustee          27.82%
 Class B Share                   IRA A/C Everett Wade
                                 8363 Windsor Drive
                                 Mechanicsville, VA 23111-1405

MFS Strategic Value Fund        First Charter National Bank              40.58%
  Class I Shares                Financial Management Group
                                PO Box 37949
                                Charlotte, NC  28237-7949

         As of July 31, 2002, entities no longer beneficially owning more than 25% of any one Series' voting securities, thereby ceasing to be controlling entities of such Series, are as follows:

SERIES                                             OWNER AND ADDRESS

MFS Emerging Markets Debt Fund                     MFS Fund Distributors Inc.

MFS Strategic Value Fund                           SEI Trust Company

MFS Emerging Markets Debt Fund                     TRS of the MFS Pension Plan
  Class I Shares                                   C/o Mark Leary
                                               Massachusetts Financial Services
                                                   500 Boylston Street
                                                   Boston, MA  02116-3740